                                                                    EXHIBIT 4.14


                             BLUEGREEN CORPORATION,
                                   AS ISSUER,


                  CERTAIN OF ITS SUBSIDIARIES SPECIFIED HEREIN,
                            AS SUBSIDIARY GUARANTORS


                                       AND


                     SUNTRUST BANK (FORMERLY SUNTRUST BANK,
                     CENTRAL FLORIDA, NATIONAL ASSOCIATION),
                                AS NOTES TRUSTEE


--------------------------------------------------------------------------------

                         SEVENTH SUPPLEMENTAL INDENTURE


                          DATED AS OF FEBRUARY 29, 2004

--------------------------------------------------------------------------------

                                       TO


                     THE INDENTURE DATED AS OF APRIL 1, 1998
                          AMONG BLUEGREEN CORPORATION,
     CERTAIN OF ITS SUBSIDIARIES AND SUNTRUST BANK (FORMERLY SUNTRUST BANK,
            CENTRAL FLORIDA, NATIONAL ASSOCIATION), AS NOTES TRUSTEE,
             RELATING TO $110 MILLION AGGREGATE PRINCIPAL AMOUNT OF
                      10 1/2% SENIOR SECURED NOTES DUE 2008

                         SEVENTH SUPPLEMENTAL INDENTURE

         THIS SEVENTH SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of the 29th day of February, 2004, among Bluegreen Corporation, a Massachusetts corporation (the "Company"), the Subsidiary Guarantors (as defined in the Indenture defined below), and SunTrust Bank (formerly SunTrust Bank, Central Florida, National Association, a national banking association), in its capacity as trustee (the "Notes Trustee").

         WHEREAS, the Company, the Subsidiary Guarantors and the Notes Trustee heretofore executed and delivered an Indenture, dated as of April 1, 1998, as amended and supplemented by a First Supplemental Indenture thereto dated as of March 15, 1999, as further amended and supplemented by a Second Supplemental Indenture thereto dated as of December 31, 2000, as further amended and supplemented by a Third Supplemental Indenture thereto dated as of October 31, 2001, as further amended and supplemented by a Fourth Supplemental Indenture thereto dated as of December 31, 2001, as further amended and supplemented by a Fifth Supplemental Indenture thereto dated as of July 31, 2002 and as further amended and supplemented by a Sixth Supplemental Indenture thereto dated as of April 30, 2003 (as so amended and supplemented, the "Indenture"); and

         WHEREAS, pursuant to the Indenture, the Company issued and the Notes Trustee authenticated and delivered $110 million aggregate principal amount of the Issuer's 10 1/2% Senior Secured Notes due 2008 (the "Initial Notes"); and

         WHEREAS, pursuant to an exchange offer registered with the Securities and Exchange Commission on a Registration Statement No. 333-51717 on Form S-4, the Company offered to, and did, exchange $110 million in aggregate principal amount of its 10 1/2% Senior Secured Notes due 2008 (the "Exchange Notes" and, together with tHe Initial Notes, the "Notes") for $110 million in aggregate principal amount of the Initial Notes; and

         WHEREAS, the Initial Notes were, and the Exchange Notes are, unconditionally guaranteed on a senior basis by the Subsidiary Guarantors; and

         WHEREAS, Section 9.01 of the Indenture provides that the Company and the Subsidiary Guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the Notes Trustee may amend or supplement the Indenture without the consent of any Noteholder, among other reasons, to add further guarantees with respect to the Notes and to cure any ambiguity, omission, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Noteholder in any respect; and

         WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Notes Trustee (i) a copy of Board Resolutions authorizing the execution, delivery and performance of this Supplemental Indenture, (ii) an Officers' Certificate in compliance with and to the effect set forth in Sections 1.01, 7.02, 9.01, 9.06 and 12.04 of the Indenture, and
(iii) an Opinion of Counsel in compliance with and to the effect set forth in Sections 1.01, 7.02, 9.01, 9.06 and 12.04 of the Indenture; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;

         NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Company, the Subsidiary Guarantors and the Notes Trustee agree as follows for the equal and ratable benefit of the Noteholders.

                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. GENERAL. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

         (b) capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

                                   ARTICLE 2
                              ADDITIONAL GUARANTORS

         SECTION 2.01. ADDITIONAL GUARANTORS. Pursuant to Section 10.07 of the Indenture, each of the Additional Guarantors hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Subsidiary Guarantor under the Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Additional Guarantor on Schedule A hereto.

                                   ARTICLE 3
                                  MISCELLANEOUS

         SECTION 3.01. EFFECTIVENESS. This Supplemental Indenture shall become effective, as of its effective date, upon its execution and delivery by the Company, the Subsidiary Guarantors and the Notes Trustee. Upon the execution and delivery of this Supplemental Indenture by the Company, the Subsidiary Guarantors and the Notes Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         SECTION 3.02. INDENTURE REMAINS IN FULL FORCE AND EFFECT. All provisions in the Indenture shall remain in full force and effect, and, except as expressly supplemented and amended hereby, shall remain unchanged.

         SECTION 3.03. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         SECTION 3.04. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture, as supplemented by this Supplemental Indenture, is in all respects confirmed and preserved.

         SECTION 3.05. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         SECTION 3.06. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.07. HEADINGS. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 3.08. BENEFITS OF SUPPLEMENTAL INDENTURE, ETC. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Noteholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

         SECTION 3.09. SUCCESSORS. All agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Notes Trustee in this Supplemental Indenture shall bind its successors.

         SECTION 3.10. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Notes Trustee assumes no responsibility for their correctness. The Notes Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture.

         SECTION 3.11. CERTAIN DUTIES AND RESPONSIBILITIES OF THE NOTES TRUSTEE. In entering into this Supplemental Indenture, the Notes Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Notes Trustee, whether or not elsewhere herein so provided.

         SECTION 3.12. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         SECTION 3.13. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be original, but all of them together represent the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date and year first written above.

                                     SIGNATURES

                                     BLUEGREEN CORPORATION


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer & Chief Financial Officer


                                     BLUEGREEN HOLDING CORPORATION
                                     (TEXAS)


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     PROPERTIES OF THE SOUTHWEST ONE, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer

                                     BLUEGREEN SOUTHWEST ONE, L.P.  by
                                     Bluegreen Southwest Land, Inc., its General
                                     Partner


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     BLUEGREEN ASSET MANAGEMENT
                                     CORPORATION


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer

                                     BLUEGREEN CORPORATION OF TENNESSEE


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     BLUEGREEN CORPORATION OF THE
                                     ROCKIES


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     BLUEGREEN PROPERTIES OF VIRGINIA, INC.

                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     BLUEGREEN RESORTS INTERNATIONAL,
                                     INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Vice President


                                     CAROLINA NATIONAL GOLF CLUB, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer

                                     LEISURE CAPITAL CORPORATION


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     BLUEGREEN WEST CORPORATION


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     BG/RDI ACQUISITION CORP.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer

                                     BLUEGREEN VACATIONS UNLIMITED, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer

                                     BLUEGREEN SOUTHWEST LAND, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     BLUEGREEN CAROLINA LANDS, LLC


                                     By:      /s/ RANDI S. TOMPKINS
                                        --------------------------------------
                                     Name: Randi S. Tompkins
                                     Title: Manager

                                     BLUEGREEN RESORTS MANAGEMENT, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Vice President


                                     JORDAN LAKE PRESERVE CORPORATION


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer



                                     LEISURE COMMUNICATION NETWORK, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     MANAGED ASSETS CORPORATION


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer

                                     TRAVELHEADS, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John Chiste
                                     Title: Vice President

                                     ENCORE REWARDS, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Vice President

                                     LEISUREPATH, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Vice President

                                     CATAWBA FALLS, LLC


                                     By:      /s/ RANDI S. TOMPKINS
                                        ----------------------------------------
                                     Name: Randi S. Tompkins
                                     Title: Manager


                                     BLUEGREEN COMMUNITIES OF GEORGIA,
                                     LLC


                                     By:      /s/ RANDI S. TOMPKINS
                                        ----------------------------------------
                                     Name: Randi S. Tompkins
                                     Title: Manager


                                     BLUEGREEN PURCHASING & DESIGN, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     GREAT VACATION DESTINATIONS, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer


                                     BLUEGREEN GOLF CLUBS, INC.


                                     By:      /s/ JOHN F. CHISTE
                                        ----------------------------------------
                                     Name: John F. Chiste
                                     Title: Treasurer

                                     SUNTRUST BANK, As Trustee


                                     By:      /s/ LISA DERRYBERRY
                                        ----------------------------------------
                                     Name: Lisa Derryberry
                                     Title:  Vice President

                                   SCHEDULE A

                              ADDITIONAL GUARANTOR


     NAME                                                           DATE
     ----                                                           ----

Bluegreen Golf Clubs, Inc.                                    February 29, 2004






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